Filed pursuant to Rule 433

Registration Nos.: 333-210906 and 333-210906-01

$1.6BN NISSAN MASTER OWNER TRUST RECEIVABLES (NMOTR) 2016-A

JOINT LEADS	: Barclays (str), MUFG, Societe Generale
CO-MGRS	: HSBC, Lloyds, Scotia, SMBC, TD

CLS	$AMT(mm)	WAL	MDY/FITCH	L.FNL	SPREAD	YIELD	COUP	PRICE
A-1	850.000	2.91	Aaa/AAA	06/15/21	1ML + 64	—	L+64	100.00000
A-2	750.000	2.91	Aaa/AAA	06/15/21	IntS + 63	1.55%	1.54	99.98576

TICKER	: NMOTR 2016-A	FORMAT	: SEC REGISTERED
EXPECTED PRICING	: PRICED	EXPECTED RATINGS	: MDY/FITCH
EXPECTED SETTLE	: July 19, 2016	ERISA	: YES
FIRST PAY DATE	: Aug 15, 2016	MIN DENOMS	: $25K x $1K
BILL & DELIVER	: BARCLAYS

-Available Information-

*	Preliminary OM + CDI file (attached)
*	Intex Deal Name: XNMOT16A Password: 9VJ7
*	www.dealroadshow.com Passcode: NMOTR16A (case-sensitive)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.